UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2024

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 1400
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2024, Astria Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) pursuant to which the Company may offer and sell shares of its common stock, $0.001 par value per share, from time to time through Jefferies as its sales agent. Pursuant to the prospectus supplement dated March 4, 2024 (the “Prospectus Supplement”), filed by the Company with the Securities and Exchange Commission in connection with the offer and sale of the shares pursuant to the Sales Agreement, the Company may offer and sell up to $150,000,000 of its shares of common stock pursuant to the Sales Agreement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Jefferies may sell the common stock by methods deemed to be an “at the market offering” (the “Offering”) as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including block transactions, sales made directly on or through The Nasdaq Global Market or on any other existing trading market for the common stock and/or any other method permitted by law.

The Company will designate the maximum amount of common stock to be sold through Jefferies in any placement under the Offering. Subject to the terms and conditions of the Sales Agreement, Jefferies has agreed to use its commercially reasonable efforts to sell on the Company’s behalf all of the shares of common stock requested to be sold by the Company. The Company may instruct Jefferies not to sell common stock if the sales cannot be effected at or above a price designated by the Company in a placement notice. The Company or Jefferies may suspend the Offering upon proper notice to the other party. The Company and Jefferies each have the right, by giving written notice as specified in the Sales Agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The Sales Agreement provides that Jefferies will be entitled to aggregate compensation for its services of up to 3.0% of the gross sales price per share of all shares sold through Jefferies under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement. The Company has agreed in the Sales Agreement to provide indemnification and contribution to Jefferies against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to reimburse certain legal expenses incurred by Jefferies in connection with execution of the Sales Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.

The shares of common stock will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-276057), as supplemented by the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the material terms of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

1.1	Open Market Sale AgreementSM, dated as of March 4, 2024, by and between the Company and Jefferies LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: March 4, 2024	By:	/s/ Ben Harshbarger
Ben Harshbarger Chief Legal Officer